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Schedule or Computation of Performance Quotations
Jacobs International Octagon Portfolio
Exhibit 16

1. Average Annual Return (As of April 30, 1997) at Maximum Offering Price

P (1+T)/N/ = ERV

Where:        P    =     A hypothetical initial payment of $1,000
              T    =     average annual total return
              N    =     number of years
             ERV   =     ending redeemable value at end of the period

                   Since Inception
                      01/02/97
                      --------

                   P =  $1,000

                   T =  1.700%

                   N =  0.326 years

                  ERV = $1,006